Exhibit 3.1

BYLAWS OF
WOODWARD, INC.

AMENDED AND RESTATED ON NOVEMBER 19, 2025

Exhibit 3.1

TABLE OF CONTENTS

i

Exhibit 3.1

ii

Exhibit 3.1

iii

Exhibit 3.1

BYLAWS
OF
WOODWARD, INC

Amended and Restated on November 19, 2025

ARTICLE I
Offices

Section 1.1 Registered Office

The registered office of Woodward, Inc. (the “Corporation”) is in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices

The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II
Meetings of Stockholders

Section 2.1 Place of Meetings

Meetings of the stockholders of the Corporation must be held at such time and place, if any, either within or without the State of Delaware, as are designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting will not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”). If a meeting of stockholders by remote communication is authorized by the Board of Directors, stockholders and proxy holders not physically present but attending by remote communication will be deemed present in person, subject to compliance with such guidelines and procedures as the Board of Directors may adopt.

Section 2.2 Annual Meetings

Annual meetings of stockholders for the election of directors must be held on such dates and at such times as are designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders may vote for election, in accordance with Section 3.1 of these amended and restated bylaws of the Corporation (as may be amended, restated or amended and restated from time to time in accordance with the provisions hereof, these “Bylaws”), of those directors belonging to the class or classes of directors to be elected at such meeting, and may transact such other business as may properly be brought before the meeting in accordance with these Bylaws. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.3 Special Meetings

Exhibit 3.1

(a) Except as otherwise provided by law or by the certificate of incorporation of the Corporation, as amended (and as may be amended, restated or amended and restated from time to time, the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called only by the Secretary at the request (i) of the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (ii) in writing, of holders of at least two-thirds of the total voting power of all outstanding shares of Common Stock of the Corporation as of the date of the request (hereinafter, the “Requisite Percentage”); provided, however, that a special meeting requested pursuant to the foregoing clause (ii) (a “Stockholder Requested Special Meeting”) shall be called by the Secretary only if the stockholder(s) requesting such meeting comply with this Section 2.3 and applicable law. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously called by them.

(b) No business may be transacted at a special meeting of stockholders other than business that is either (i) proposed business stated in a valid Special Meeting Request (as defined below), (ii) specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors or (iii) otherwise properly brought before a special meeting by, or at the direction of, the Board of Directors or the chair of the meeting. Without qualification, a Stockholder Requested Special Meeting shall not be called unless one (1) or more stockholders owning the Requisite Percentage timely provide one (1) or more requests to call such special meeting in proper written form to the Secretary at the principal executive office of the Corporation. To be in proper written form for purposes of this Section 2.3(b), a stockholder’s request to call a special meeting shall include the signature and the date of signature by the stockholder submitting such request and set forth (A) if such stockholder is a stockholder of record, the name and address of such stockholder as they appear in the Corporation’s books and if such stockholder is not a stockholder of record, the name and address of such stockholder, (B) a brief description of the proposed business, (C) the text of the proposal with respect to the proposed business (including the complete text of any resolutions proposed for consideration and, in the event that such proposed business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment), (D) the reasons for conducting the proposed business at the special meeting and (E) unless such stockholder is a Solicited Stockholder (as defined below), as to each item of proposed business, each Calling Person (as defined below) and each Stockholder Associated Person (as defined in Section 2.11(f)(viii)(G) below but substituting “Calling Person” in all places where “Noticing Party” appears in such definition), the information required to be set forth in a notice under Section 2.11(c) of these Bylaws as if the proposed business were to be considered at an annual meeting of stockholders, except that for purposes of this Section 2.3(b), the term “Calling Person” shall be substituted for the term “Noticing Party” in all places it appears in Section 2.11(c) of these Bylaws. The Calling Person shall further comply with the procedures set forth in Section 2.11(f)(i) through (iii) with respect to the Special Meeting Request. For purposes hereof, a “Calling Person” means the stockholder of record submitting the request to call a special meeting, or if different from the stockholder of record, the beneficial owner or beneficial owners submitting such request or any Affiliate (as defined below) of such stockholder of record or beneficial owner(s); “Solicited Stockholder” means any stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (such act, and

Exhibit 3.1

the rules and regulations promulgated thereunder, the “Exchange Act”) by way of a solicitation statement filed with the U.S. Securities and Exchange Commission under the Exchange Act; and “Special Meeting Request” refers to a request to call a special meeting that is delivered to the Secretary by a stockholder and otherwise complies with this Section 2.3.

(c) The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2.3, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, or (iii) otherwise does not comply with applicable law. If the Board of Directors determines that any Special Meeting Request was not properly made in accordance with this Section 2.3 or determines that the stockholders making the Special Meeting Request have not otherwise complied with this Section 2.3, then the Board of Directors shall not be required to fix a special meeting record date or to call and hold a special meeting. In addition to the requirements of this Section 2.3, each Calling Person and stockholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to call a special meeting.

(d) A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that (after giving effect to all revocations) stockholders holding less than the Requisite Percentage have delivered Special Meeting Requests to the Secretary: (i) if the notice of meeting has not already been mailed to stockholders, the Secretary shall refrain from mailing the notice of the Stockholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to stockholders, the Secretary shall revoke the notice of the Stockholder Requested Special Meeting. If, subsequent to the refraining from mailing of the notice of meeting pursuant to clause (i) of the immediately preceding sentence or subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence, as applicable, the Secretary has received Special Meeting Requests from stockholders holding the Requisite Percentage, then, at the option of the Board of Directors, either (A) the original record date and meeting date, time and location for the Stockholder Requested Special Meeting set in accordance with Section 2.3(e) below shall apply with respect to the Stockholder Requested Special Meeting or (B) the Board of Directors may disregard the original record date and meeting date, time and location for the Stockholder Requested Special Meeting from those originally set in accordance with Section 2.3(e) below and, within ten (10) days following the date on which the Secretary has received the Special Meeting Requests from stockholders holding the Requisite Percentage, set a new record date and meeting date, time and location for the Stockholder Requested Special Meeting (and, in such case, notice of the Stockholder Requested Special Meeting shall be given in accordance with Section 2.4 below).

(e) Subject to Section 2.3(d) above, within ten (10) days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 2.3 from stockholders holding the Requisite Percentage, the Board of Directors shall fix the record date and meeting date, time and location for the Stockholder Requested Special Meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from stockholders holding

Exhibit 3.1

the Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Stockholder Requested Special Meeting. Subject to the foregoing provisions of this Section 2.3, the record date for the Stockholder Requested Special Meeting shall be fixed in accordance with Section 6.5 below, and the Board of Directors shall provide notice of the Stockholder Requested Special Meeting in accordance with Section 2.4 below.

(f) Notwithstanding the foregoing, a Stockholder Requested Special Meeting need not be held for an item of business if (i) the date that the valid Special Meeting Requests from stockholders holding the Requisite Percentage are received is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting or (ii) the Board of Directors determines that the solicitation of votes for the items of business to be brought before the Stockholder Requested Special Meeting was made in a manner that involved a violation of Regulation 14A under the Exchange Act or any other applicable law.

(g) Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at a special meeting called pursuant to Section 2.3(a)(ii).

Section 2.4 Notice of Meetings

Except as otherwise provided by law, written notice of all meetings must be given stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law or the Certificate of Incorporation, the written notice of any meeting must be given either personally, by mail or by electronic transmission (as defined below) to each stockholder entitled to vote at that meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.5 Quorum

Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders. Withdrawal of any stockholders present or represented by proxy at any meeting of stockholders will not cause failure of a duly constituted quorum at that meeting. Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, are neither entitled to vote nor may they be counted for quorum purposes; provided, however, that the foregoing does not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The chair of the meeting or the stockholders present in person or represented by proxy, by vote of a majority of the shares represented, may adjourn the meeting despite the absence of a quorum.

Exhibit 3.1

Section 2.6 Adjournments

Any meeting of stockholders, whether annual or special, may be adjourned or recessed from time to time either by the chair of the meeting or by the vote of a majority of the shares present in person or represented by proxy at the meeting. When a meeting is adjourned or recessed to another time or place, notice need not be given of the adjourned or recessed meeting if the time and the place thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Voting

(a) Record Name. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at a meeting will be entitled to vote at such meeting.

(b) Votes Per Share. Unless otherwise provided by law or by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders is entitled to one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question. In the election of directors, and for any other action, voting need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting or the chair of the meeting so determine.

(c) Vote Required - Election of Directors.

(i) Majority/Plurality. Except as otherwise provided by these Bylaws, a nominee for director must be elected by a majority of the votes cast in person or by proxy with respect to such nominee’s election at any meeting of the stockholders that includes the election of directors at which a quorum is present. For purposes of this Section 2.7(c), a majority of the votes cast means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Notwithstanding the foregoing, a nominee for director will be elected by a plurality of the votes cast in person or by proxy at any meeting of the stockholders that includes the election of directors at which a quorum is present if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), provided that with respect to any nominee proposed or nominated by a stockholder, the Secretary must have received notice under Section 2.11 of these Bylaws. For purposes of this Section 2.7(c), if plurality voting is applicable to the election of directors at any meeting, the nominees who receive the highest number of votes cast “for,”

Exhibit 3.1

without regard to votes cast “against” or “withhold,” will be elected as directors up to the total number of directors to be elected at that meeting. Abstentions and broker non-votes will not count as a vote cast with respect to any election of directors.

(ii) Resignations. In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (A) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (B) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of Directors for such purpose. If an incumbent director fails to receive a majority of votes cast in an election that is not a Contested Election, the Nominating and Governance Committee will, within sixty (60) days after the date of certification of the election results, recommend to the Board of Directors whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and within ninety (90) days after the date of certification of the election results, the Board of Directors will disclose its decision and rationale regarding whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the Securities and Exchange Commission or by other public announcement. Notwithstanding the foregoing, in the event that (1) the Nominating and Governance Committee fails to make a recommendation within sixty (60) days after the date of certification of the election results, or (2) a majority of the members of the Nominating and Governance Committee are nominees for director who did not receive a majority of the votes cast in an election that is not a Contested Election, the Board of Directors will make the determination to accept or reject the resignations without any recommendation from the Nominating and Governance Committee. The Nominating and Governance Committee and the Board of Directors may consider any factors and other information they deem appropriate and relevant in deciding whether to accept a director’s resignation.

(iii) Following Board Determination. If an incumbent director fails to receive the required vote for reelection in an election that is not a Contested Election and such director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the expiration date of such director’s term in office or until such director’s earlier death, resignation, retirement, disqualification or removal from office. If such director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill any resulting vacancy pursuant to Section 3.3 of these Bylaws or may decrease the size of the Board of Directors pursuant to Section 3.1 of these Bylaws.

(d) Vote Required - Other. Any matter brought before any meeting of stockholders of the Corporation, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation’s Common Stock present in person or by proxy at the meeting and entitled to vote on such matter, unless the matter is one upon which, by express provision of law, the Certificate of Incorporation

Exhibit 3.1

or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

Section 2.8 Proxies

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, which proxy must be filed with the Secretary at or before the meeting at which it is to be used, but no such proxy may be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period. A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination must specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 212(c) of the DGCL may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction must be a complete reproduction of the entire original writing or transmission. A duly executed proxy is irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy, which is not irrevocable, by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 2.9 List of Stockholders Entitled to Vote

The officer who has charge of the stock ledger must prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this section requires the Corporation to include electronic mail addresses or other electronic contact information on that list. The list must be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may

Exhibit 3.1

take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 2.10 Stock Ledger

The stock ledger of the Corporation is the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by Section 2.9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.11 Notice of Stockholder Nominations and Other Business

(a) Proper Business; Nominations at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (iii) otherwise properly brought before the annual meeting by any stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 through the date of such annual meeting, (B) is entitled to vote at such annual meeting, and (C) complies with the notice procedures set forth in this Section 2.11. Such other business must be a proper matter for stockholder action under the DGCL. For the avoidance of doubt, compliance with the foregoing clause (iii), or with Section 2.12 of these Bylaws, in the case of director nominations, shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under Exchange Act), at an annual meeting of stockholders.

(b) Timeliness of Notice for Annual Meetings. In addition to any other applicable requirements, for nominations and other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.11(a)(iii) above, the stockholder must have given timely notice thereof in proper written form to the Secretary and, in the case of business other than nominations, such business must be a proper matter for stockholder action. To be timely, a stockholder’s notice to the Secretary (other than a request for inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule l4a-8 under the Exchange Act) must be delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) by the close of business not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be delivered to, or mailed and received at, the Corporation’s principal executive offices not later than the close of business on the later of (i) the tenth (10th) day following the day on which public announcement of the date of the annual meeting was made and (ii) ninety (90) days prior to the annual meeting and not earlier than the close of business one hundred twenty (120) days prior to the annual meeting. In the event that the number of a class of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first (1st) anniversary of the preceding year’s annual meeting, a

Exhibit 3.1

stockholder’s notice required by this Section 2.11 will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) not later than ten (10) days following the day on which the Corporation makes such public announcement.

(c) Information Required. To be in proper written form, the notice of any stockholder of record giving notice pursuant to this Section 2.11 (each, a “Noticing Party”) must include all of the following:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):

(A) the name, age, business address and residential address of such Proposed Nominee;

(B) the principal occupation and employment of such Proposed Nominee;

(C) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and any Noticing Party or any Stockholder Associated Person (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s Associates (as defined below) has with any Noticing Party or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person (other than the Proposed Nominee) were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(D) a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(E) the date(s) of first contact between the Noticing Party or any Stockholder Associated Person, on the one hand, and the nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the Proposed Nominee) for election as a director of the Corporation;

(F) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary within ten (10) days after receiving a written request therefor from any stockholder of record identified by name);

Exhibit 3.1

(G) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary within ten (10) days after receiving a written request therefor from any stockholder of record identified by name) providing that such Proposed Nominee: (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (3) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (4) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such Proposed Nominee provided to the Corporation by such Proposed Nominee or otherwise pursuant to these Bylaws; (5) intends to serve a full term as a director of the Corporation, if elected; and (6) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect; and

(H) all other information relating to such Proposed Nominee or such Proposed Nominee’s Associates that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person for election of directors in an election contest or that is otherwise required, in each case pursuant to the Proxy Rules (as defined below);

(ii) as to any other business that the Noticing Party proposes to bring before the meeting:

Exhibit 3.1

(A) a brief description of the business desired to be brought before the meeting;

(B) the reasons for conducting such business at the meeting;

(C) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment); and

(D) all other information relating to such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of such proposed business pursuant to the Proxy Rules;

(iii) as to such Noticing Party and each Stockholder Associated Person:

(A) the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);

(B) the class, series and number of shares of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired;

(C) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities;

(D) (1) a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”) and (2) all other information relating to

Exhibit 3.1

Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under the Proxy Rules;

(E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in the Corporation or any Affiliate thereof or in the proposed business or nomination(s) to be brought before the meeting by such Noticing Party, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) a description of all agreements, arrangements or understandings, written or oral, (1) between or among such Noticing Party and any Stockholder Associated Person or (2) between or among such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);

(G) any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person is (1) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(I) any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in any agreement

Exhibit 3.1

with the Corporation or any Affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(J) a representation that (1) neither such Noticing Party nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (2) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.11;

(K) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;

(L) a certification that such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is a stockholder of the Corporation; and

(M) all other information relating to such Noticing Party or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A) through (M) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”).

(iv) a representation that such Noticing Party intends to appear at the meeting or cause a Qualified Representative (as defined below) of such Noticing Party to appear at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a

Exhibit 3.1

Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(v) a description of any pending or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Noticing Party or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any current or former officer, director or Affiliate of the Corporation;

(vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) to provide financial support of the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(vii) a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (A), in the case of a nomination, solicit proxies or votes in support of the Proposed Nominee(s) in accordance with Rule 14a-19 under the Exchange Act and (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee(s) or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d) Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 2.11, the Corporation may require any Noticing Party to furnish such other information that would reasonably be expected to be material to a reasonable stockholder’s understanding of (i) any item of business proposed by such Noticing Party under this Section 2.11, (ii) the solicitation of proxies from the Corporation’s stockholders by the Noticing Party (or any Stockholder Associated Person) or (iii) the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the Corporation or the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information

Exhibit 3.1

required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation.

(e) Special Meeting Nominations. At any special meeting of the stockholders, only such business may be conducted as is brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). In the event that a special meeting of the stockholders is called for the purpose of electing one (1) or more directors, nominations of a person or persons for election may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11(e) through the date of such special meeting, (B) is entitled to vote at such special meeting and upon such election and (C) complies with the notice procedures set forth in this Section 2.11. In addition to any other applicable requirements, for director nominations to be properly brought before a special meeting by a stockholder pursuant to the foregoing clause (ii), such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) not later than the close of business on the later of (1) the tenth (10th) day following the day on which public announcement of the date of the special meeting was made and (2) ninety (90) days prior to the special meeting and not earlier than the close of business one hundred twenty (120) days prior to the special meeting. To be in proper written form, such notice shall include all information required pursuant to Section 2.11(c) above, and such stockholder and any Proposed Nominee shall comply with Section 2.11(d) above, as if such notice were being submitted in connection with an annual meeting of stockholders.

(f) General.

(i) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.11, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 is true and correct in all material respects as of the (A) record date for determining the stockholders entitled to receive notice of the meeting and (B) date that is ten (10) business days prior to the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) (1) not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting (in the case of an update required to be made under clause (A)) and (2) not later than the close of business seven (7) business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (x) it shall be made only to the extent that information has changed since such Noticing Party’s prior submission and (y) clearly identify the information that has changed in any material respect since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.11(f)(i) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered

Exhibit 3.1

pursuant to this Section 2.11 and shall not extend the time period for the delivery of notice pursuant to this Section 2.11. If a Noticing Party fails to provide any update in accordance with the foregoing provisions of this Section 2.11(f)(i), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.11.

(ii) If any information submitted pursuant to this Section 2.11 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information may be deemed not to have been provided in accordance with this Section 2.11. Any such Noticing Party shall notify the Secretary in writing of any material inaccuracy or change in any information submitted pursuant to this Section 2.11 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Article II, Section 2.11(c)(vii)) within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.11 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.11 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.11.

(iii) Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee(s) and (B)(1) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee(s) in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee(s) (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee(s) in accordance with Rule 14a-19(b) under the Exchange Act

Exhibit 3.1

and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the Corporation shall disregard any proxies or votes solicited for such Proposed Nominee(s) regardless of the person or entity who solicited such proxies (notwithstanding that proxies may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(iv) In addition to complying with the foregoing provisions of this Section 2.11, a Noticing Party shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.11. Nothing in these Bylaws is deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or any successor rule, (B) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(v) Only such persons who are nominated by the Board of Directors or by a stockholder in accordance with the procedures set forth in this Section 2.11 or Section 2.12 of these Bylaws will be eligible to serve as directors and only such business may be conducted at a meeting of stockholders as is brought before the meeting in accordance with the procedures set forth in this Section 2.11 or pursuant to Rule 14a-8 of the Exchange Act; provided, however, that once business has been properly brought before a meeting in accordance with such procedures, nothing in this Section 2.11 will be deemed to preclude discussion by any stockholder of any such business (subject to any rules for the orderly conduct of the meeting as may be adopted by the chair of the meeting or the Board of Directors). The number of Proposed Nominees a stockholder may include in a notice under this Section 2.11 may not exceed the number of directors to be elected at such meeting (based on public announcement by the Corporation prior to the date of such notice), and for the avoidance of doubt, no stockholder shall be entitled to identify any additional or substitute persons as Proposed Nominees following the expiration of the time periods set forth in Section 2.11(b) or Section 2.11(e), as applicable. Except as otherwise provided by law, the chair of the meeting and the Board of Directors each has the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if the chair or the Board of Directors determines that any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective proposal be disregarded and not presented for stockholder action, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of

Exhibit 3.1

stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(vi) In no event will the adjournment, recess, postponement, judicial stay or rescheduling of an annual or special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice under this Section 2.11.

(vii) For purposes of this Section 2.11, delivery of a proxy statement or delivery of a form of a proxy includes sending a Notice of Internet Availability of Proxy Materials in accordance with Rule 14a-16 under the Exchange Act.

(viii) For purposes of these Bylaws:

(A) “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;

(B) “beneficial owner”, “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;

(C) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;

(D) “Proxy Rules” shall mean Section 14 of the Exchange Act and the rules promulgated thereunder;

(E) “public announcement” includes disclosure in a press release issued to a national news service, in a document publicly filed by the Corporation with, or furnished on Form 8-K to, the Securities and Exchange Commission pursuant to the Exchange Act, or other method deemed to be a public announcement under the rules and regulations of the Securities and Exchange Commission;

(F) a “Qualified Representative” of a Noticing Party means (1) a duly authorized officer, manager or partner of such Noticing Party or (2) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and

Exhibit 3.1

(G) “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed: (1) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (2) any Affiliate or Associate of such Noticing Party (other than any Noticing Party that is an Exempt Party) or such beneficial owner(s), (3) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these Bylaws, (4) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party) and (5) any Proposed Nominee.

Section 2.12 Proxy Statement Access for Stockholder Director Nominees

(a) Proxy Access at Annual Meetings. Subject to the satisfaction of the requirements of this Section 2.12, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(i) the name of any Stockholder Nominee (as defined below), which shall also be included on the Corporation’s form of proxy and ballot;

(ii) disclosure about the Stockholder Nominee and the Nominating Stockholder (as defined below) required under the rules of the Securities and Exchange Commission or other applicable law, rule or regulation to be included in the proxy statement; and

(iii) a statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.12(f)(iii)), but only if such statement does not exceed 500 words.

For the avoidance of doubt, the provisions of this Section 2.12 shall not apply to a special meeting of stockholders.

(b) Maximum Number of Stockholder Nominees.

(i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than the Maximum Number (as defined below). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 2.12(d) but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be

Exhibit 3.1

calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by:

(A) Stockholder Nominees whose nominations for election at such annual meeting are subsequently withdrawn;

(B) Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting;

(C) the number of incumbent directors or director candidates (including candidates who are not Stockholder Nominees) that in either case will be included in the Corporation’s proxy materials for an annual meeting of stockholders as unopposed (by the Corporation) nominees pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders; and

(D) the number of incumbent directors who were Stockholder Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.

(ii) Any Nominating Stockholder submitting more than one (1) Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 2.12 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.12 from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the Corporation that each Nominating Stockholder disclosed as Owned (as defined below) in its respective Nomination Notice submitted to the Corporation. This selection process will continue with the next highest ranking Stockholder Nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.

(c) Eligible Stockholders.

(i) An Eligible Stockholder (as defined below) or Nominating Group (as defined below) may submit a nomination in accordance with this Section 2.12 only if the Eligible Stockholder or Nominating Group (in the aggregate) has continuously Owned at least the Minimum Percentage (as defined below) of shares of common stock of the Corporation (as adjusted for any stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations or similar events) throughout the three (3) year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Percentage of shares of common stock of the Corporation through the date of the annual meeting. No shares may be attributed to more than one

Exhibit 3.1

Eligible Stockholder. The following shall be treated as one Eligible Stockholder or one member of a Nominating Group if such Eligible Stockholder or member of a Nominating Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “family of investment companies” or a “group of investment companies” (each as defined in or under the Investment Company Act of 1940, as amended).

(ii) For the avoidance of doubt, in the event of a nomination by a Nominating Group, any and all requirements and obligations for a given Eligible Stockholder (including each and every fund or company that comprises the Nominating Group) that are set forth in this Section 2.12 including the minimum holding period, shall apply to each member of such Nominating Group; provided, however, that the Minimum Percentage of shares shall apply to the Ownership (as defined below) of the Nominating Group in the aggregate. In the event that any stockholder withdraws from a Nominating Group at any time prior to the annual meeting of stockholders, the Nominating Group shall only be deemed to Own the shares held by the remaining members of that Nominating Group. No stockholder shall be permitted to be in more than one (1) Nominating Group.

(d) Timely Nomination Notice. To be timely, a Nomination Notice must be delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) by the close of business not later than one hundred twenty (120) days nor earlier than one hundred fifty (150) days prior to the first anniversary of the date (as stated in the Corporation’s proxy materials relating to that annual meeting) on which the Corporation first mailed its proxy statement for the previous year’s annual meeting of stockholders of the Corporation, except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 2.12; provided, however, that, in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, to be timely, the Nomination Notice must be received not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Nomination Notice.

(e) Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for the avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost:

(i) with respect to the Nominating Stockholder or, in the case of a Nominating Group, each member of the Nominating Group, documentary evidence in the form of one or more written statements from the record holder of the shares of common stock of the Corporation (and from each intermediary through which the shares are or have been held during the requisite three-year holding period, provided that each such

Exhibit 3.1

intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) and a representation from the Nominating Stockholder (or the Authorized Group Member (as defined below) on behalf of each member of a Nominating Group) verifying and certifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder (individually or collectively, in the case of a Nominating Group) Owns, and has continuously Owned for the preceding three (3) years, the Minimum Percentage of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, documentary evidence in the form of written statements from each record holder and intermediary and a representation from the Nominating Stockholder (or the Authorized Group Member on behalf of each member of a Nominating Group) verifying and certifying the Nominating Stockholder’s continuous Ownership (individually or collectively, in the case of a Nominating Group) of the Minimum Percentage of shares through the record date;

(ii) an undertaking to provide immediate notice if the Nominating Stockholder ceases to Own the Minimum Percentage of shares prior to the date of the annual meeting;

(iii) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with the rules of the Securities and Exchange Commission;

(iv) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director, if elected;

(v) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each member of a Nominating Group):

(A) the information and other deliverables that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.11 of these Bylaws, as if the Nominating Stockholder were the Noticing Party under that section;

(B) to the extent not included in the response to paragraph (A) above, a detailed description of all material relationships, between or among the Nominating Stockholder, on the one hand, and each Stockholder Nominee, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (or its successor Item) if the Nominating Stockholder were the “registrant” for purposes of such item and the Stockholder Nominee were a director or executive officer of such registrant;

Exhibit 3.1

(C) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(D) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(E) a representation and warranty that the Nominating Stockholder has not nominated and an agreement that it will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s);

(F) a representation and warranty that the Nominating Stockholder has not engaged in and an agreement that it will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(G) an agreement that the Nominating Stockholder will not use or distribute any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;

(H) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or Stock Exchange Rules (as defined below);

(I) a representation and warranty that the Stockholder Nominee: (1) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors; and (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;

(J) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.12(c);

(K) an agreement that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.12(c) through the date of the annual meeting;

Exhibit 3.1

(L) the details of any position of the Stockholder Nominee as an officer or director of any competitor (i.e., any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice;

(M) if desired by the Nominating Stockholder and subject to Section 2.12(f)(ii), a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors. Any such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and

(N) in the case of a nomination by a Nominating Group, the designation by all group members of one Authorized Group Member.

(vi) an executed agreement (which form of agreement shall be provided by the Secretary upon written request), which must be submitted within ten (10) days after the date on which the Secretary provides the form of agreement, pursuant to which the Nominating Stockholder (including each member of a Nominating Group) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one (1) or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Corporation, its stockholders or any other person, including the Nomination Notice;

(D) to indemnify and hold harmless (jointly with all other members of a Nominating Group, if applicable) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 2.12;

Exhibit 3.1

(E) to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation if any information included in the Nomination Notice, or in any other communication by the Nominating Stockholder (including with respect to any member of a Nominating Group) with the Corporation, its stockholders or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the Corporation of the information that is required to correct the misstatement or omission; and

(F) in the event that the Nominating Stockholder (including any member of a Nominating Group) has failed to continue to satisfy the eligibility requirements described in Section 2.12(c), to promptly notify the Corporation.

(vii) an executed questionnaire and representation and agreement pursuant to Section 2.12(g) (which forms of questionnaire and representation and agreement shall be provided by the Secretary promptly upon written request), which must be submitted within ten (10) days after the date on which the Secretary provides the Nominating Stockholder (or the Authorized Group Member, in the case of a Nominating Group) the forms of questionnaire and representation and agreement.

The information and documents required by this Section 2.12(e) shall be provided with respect to and executed by the Nominating Stockholder (and each member of a Nominating Group) and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item). The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.12(e) (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary.

(f) Exclusion or Disqualification of Stockholder Nominees.

(i) If, after the deadline for submitting a Nomination Notice as set forth in Section 2.12(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the Corporation’s definitive proxy statement, the Corporation shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder.

(ii) Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting or that no vote will be held or occur as to such Stockholder Nominee, if:

Exhibit 3.1

(A) the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors at the annual meeting pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.11 of these Bylaws;

(B) the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(C) the Nominating Stockholder or the Authorized Group Member, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 2.12;

(D) the Board of Directors, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules;

(E) the Stockholder Nominee is not independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors, in each case as determined by the Board of Directors;

(F) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.12 at one of the Corporation’s two (2) preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than twenty percent (20%) of the shares of common stock of the Corporation entitled to vote for such Stockholder Nominee;

(G) the Stockholder Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; and

(H) the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.12(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under or pursuant to this Section 2.12;

Exhibit 3.1

and in such case such nomination shall be disregarded and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee.

(iii) Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if:

(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; or

(C) the inclusion of such information in the proxy statement would otherwise violate the Proxy Rules or any other applicable law, rule or regulation.

(iv) The Corporation may solicit against and include in the proxy statement its own statement in opposition to the nomination of the Stockholder Nominee and any other statement or information that the Corporation or the Board of Directors determines in its discretion to include in the proxy statement relating to the Stockholder Nominee.

(g) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation, the person proposed to be nominated must deliver or mail (in accordance with the time periods prescribed for delivery of notice under this Section 2.12 to the Secretary):

(i) an executed questionnaire (in the form available from the Secretary) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf the nomination is being made and an executed representation and agreement (in the form available from the Secretary) that such person:

(A) is not and will not become a party to (1) any Voting Commitment that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

Exhibit 3.1

(B) is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed to the Corporation;

(C) if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation;

(D) if elected as a director of the Corporation, will comply with all publicly disclosed stock ownership requirements and corporate governance, conflict of interest, confidentiality and trading policies and guidelines of the Corporation;

(E) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies; and

(F) will promptly provide to the Corporation such other information as it may reasonably request.

(h) Definitions. For purposes of this Section 2.12:

(i) “Authorized Group Member” shall mean, with respect to any nomination by a Nominating Group, the member of that Nominating Group that is authorized to act on behalf of all members of that Nominating Group with respect to matters relating to the nomination, including withdrawal of the nomination.

(ii) “Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation.

(iii) “Eligible Stockholder” shall mean a person who has either (A) been a record holder of shares of common stock of the Corporation used to satisfy the eligibility requirements in Section 2.12(c) continuously for the required three-year period or (B) provides to the Secretary, within the time period referred to in Section 2.12(d), evidence of continuous Ownership of such shares for such three-year period from one or more securities intermediaries.

(iv) “Maximum Number” shall mean that number of directors constituting the greater of (A) two (2) or (B) twenty percent (20%) of the number of directors of the Corporation which, at such time, the holders of common stock of the Corporation are entitled to elect, on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.12 (rounded down to the nearest whole number), which number shall be reduced as set forth in Section 2.12(b)(i).

Exhibit 3.1

(v) “Minimum Percentage” shall mean three percent (3%) of the number of outstanding shares of common stock of the Corporation as provided in the most recent Exchange Act filing made by the Corporation with the Securities and Exchange Commission immediately prior to the submission of the Nomination Notice.

(vi) “Nominating Stockholder” shall mean any Eligible Stockholder or group of no more than twenty (20) stockholders (a “Nominating Group”) that, individually and collectively, in the case of a Nominating Group, satisfies the requirements to qualify as an Eligible Stockholder and that (A) has (individually and collectively, in the case of a Nominating Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 2.12 (including the timely submission of a Nomination Notice that meets the requirements set forth in this Section 2.12) and (B) has nominated a Stockholder Nominee.

(vii) “Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary pursuant to Section 2.12(e).

(viii) “Own” shall mean possession, with respect to those outstanding shares of common stock of the Corporation entitled to vote generally for the election of directors of the Corporation, of both: (A) the full voting and investment rights pertaining to such shares; and (B) the full economic and financial interest in (including the full and complete opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, including any short sale; (2) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Affiliate’s full right to vote or direct the voting of any such shares or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic Ownership of such shares by such stockholder or Affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (I) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice or less, or (II) the stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable

Exhibit 3.1

at any time by the stockholder. The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own” shall have correlative meanings.

(ix) “Stock Exchange Rules” shall mean the rules of any stock exchange on which the Corporation’s securities are traded.

(x) “Stockholder Nominee” shall mean any person nominated for election pursuant to this Section 2.12.

Section 2.13 Inspectors of Election

Before any meeting of stockholders, the Board of Directors must appoint one (1) or more inspectors to act at the meeting and make a written report of the meeting. The Board of Directors may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one (1) or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. No nominee for the office of director may be appointed inspector. Each inspector, before entering upon the discharge of the duties of inspector, must take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The duties of these inspectors are as follows:

(a) Ascertain the number of shares outstanding and the voting power of each;

(b) Determine the shares represented at a meeting and the validity of proxies and ballots;

(c) Count all votes and ballots;

(d) Determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) Certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 2.14 Action without Meeting

In accordance with the Certificate of Incorporation, and except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, no action may be taken by the stockholders except at a duly called annual or special meeting of stockholders called in accordance with these Bylaws, and no action may be taken by the stockholders by written consent.

Section 2.15 Organization

Exhibit 3.1

(a) Chair and Secretary of Meeting. Except as otherwise determined by the Board of Directors, at every meeting of stockholders, the Chair of the Board of Directors shall act as chair of such meeting. The Board of Directors may designate any director or officer of the Corporation to act as chair of any meeting in the absence of the Chair of the Board of Directors, and only the Board of Directors may further provide for determining who shall act as chair of any meeting of stockholders in the absence of the Chair of the Board of Directors. The Secretary, or, if the Secretary is absent, an Assistant Secretary or other person directed to do so by the chair of the meeting, acts as secretary of the meeting.

(b) Stockholder Meeting Rules. The Board of Directors of the Corporation is entitled to make such rules or regulations for the conduct of meetings of stockholders as it deems necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, the determination of when the polls shall open and close for any given matter to be voted on at the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on attendance at or participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chair may permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures, the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting, restrictions on the use of audio and video recording devices, cell phones and other electronic devices, rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security, procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting, any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The Board of Directors or the chair of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair (or the Board of Directors) should so determine, the chair (or the Board of Directors) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting must be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders are not required to be held in accordance with rules of parliamentary procedure.

ARTICLE III
Directors

Exhibit 3.1

Section 3.1 Number and Term of Office

The Board of Directors is divided into three (3) classes, designated Class I, Class II and Class III. Each class must be as nearly equal in number as possible. The number of directors which constitutes the whole Board of Directors must not be less than six (6), the exact number of directors and the exact number of directors in each class to be determined from time to time by resolution of the Board of Directors. At each annual meeting, successors to the class of directors whose term expired at that annual meeting are elected for a three (3)-year term. If the number of directors has changed, any increase or decrease must be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class holds office for a term that coincides with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director holds office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, whenever the holders of any one (1) or more classes or series of preferred stock issued by the Corporation, if any, have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships is governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected will not be divided into classes pursuant to this Section 3.1 unless expressly provided by such terms. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.

Section 3.2 [Reserved]

Section 3.3 Vacancies

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy holds office for the remaining term of the class in which the vacancy occurs or is created.

Section 3.4 Removal

Any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Corporation.

Section 3.5 Resignation

Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular

Exhibit 3.1

time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it is deemed effective at the pleasure of the Board of Directors. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. When one (1) or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, may fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

Section 3.6 Duties and Powers

The business and affairs of the Corporation are managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.7 Meetings

The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chair or any two (2) directors. Notice thereof stating the place, date and hour of the meeting must be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone (including a voice messaging or other system or technology designed to record and communicate messages), electronic mail or other electronic means, facsimile or telegram on twenty-four (24) hours’ notice, or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.

Section 3.8 Quorum

Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation and these Bylaws constitutes a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum is the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.9 Actions without Meeting

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee thereof. Such filing must be in paper form if the minutes are

Exhibit 3.1

maintained in paper form and must be in electronic form if the minutes are maintained in electronic form.

Section 3.10 Meetings by Electronic Communications Equipment

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 constitutes presence in person at such meeting.

Section 3.11 Conduct of Meetings

The Chair of the Board of Directors or in his or her absence a chair chosen by a majority at the meeting presides at meetings of the Board of Directors. The Secretary acts as secretary of the meeting, but in his or her absence, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 3.12 Remuneration

The directors may be paid such remuneration, if any, as the Board of Directors may from time to time determine. Any remuneration so payable to a director who is also an officer or employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity must, unless the Board of Directors otherwise determines, be in addition to such director’s salary as such officer or employee or to his or her professional fees, as the case may be. In addition, the Board of Directors may by resolution from time to time award special remuneration out of the funds of the Corporation to any director who performs any special work or service for, or undertakes any special mission on behalf of, the Corporation outside of the work or service ordinarily required of a director of the Corporation. The directors may also be paid such sums in respect of their out-of-pocket expenses incurred in attending meetings of the Board of Directors or otherwise in respect of the performance by them of their duties as the Board of Directors may from time to time determine. Confirmation by the stockholders of any such remuneration or payment is not required.

Section 3.13 Interested Directors

No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, is void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her vote is counted for such purpose if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less

Exhibit 3.1

than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee, which authorizes the contract or transaction.

Section 3.14 Committees

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more of the directors of the Corporation. The Executive Committee, to the extent permitted by law, these Bylaws, the Executive Committee Charter or other resolutions of the Board of Directors will have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, the power to declare a dividend or to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but such committee will not have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors must consist of one (1) or more of the directors of the Corporation and will have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event will any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member will terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(d) Meetings. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules of the conduct of its business. In the absence of such rules, each committee must conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

ARTICLE IV
Officers

Exhibit 3.1

Section 4.1 General

(a) Board Elected Officers. The officers of the Corporation elected by the Board of Directors are a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, one (1) or more Vice Presidents and such other officers as the Board of Directors may deem expedient, and those officers are to be elected in such manner and hold their offices for such terms as the Board of Directors may prescribe. The Board of Directors may elect the Chair of the Board of Directors as an officer of the Corporation, provided that the Chair will not be regarded as an officer of the Corporation unless the Board of Directors so determines at the time of election in accordance with these Bylaws. The same person may hold any number of offices, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chair of the Board, need such officers be directors of the Corporation. The Board of Directors may from time to time, in its discretion, assign titles, powers, duties and reporting arrangements for any elected officer. The salaries and other compensation of the officers of the Corporation may be fixed by or in the manner designated by the Board of Directors.

(b) Other Officers. In addition to the officers elected by the Board of Directors in accordance with Section 4.1(a), the Corporation may have one (1) or more appointed Vice Presidents, Assistant Secretaries or other officers, who will also be officers of the Corporation (each an “Appointed Officer”). Appointed Officers are appointed by the Chief Executive Officer. The Chief Executive Officer may from time to time, in his or her discretion, assign titles, powers, duties, scope of job responsibilities and reporting arrangements for any Appointed Officer, consistent with Section 4.2 below.

Section 4.2 Tenure and Duties of Officers

(a) Tenure. All officers hold office at the pleasure of the Board of Directors and until their successors are duly elected and qualified, unless sooner removed. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. If the office of any elected officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the Board of Directors. Any Appointed Officer may be removed at any time by the Board of Directors or the Chief Executive Officer. If the office of any Appointed Officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the Chief Executive Officer. Nothing in these Bylaws is to be construed as creating any kind of contractual right to employment with the Corporation.

(b) Duties. The officer(s) bearing the titles set forth below will have the powers and duties set forth below unless otherwise determined by the Board of Directors.

(i) Chair of the Board of Directors. The Chair of the Board of Directors presides at all meetings of the stockholders and the Board of Directors, unless the Board of Directors determines otherwise. The Chair of the Board of Directors must perform such other duties and will have such other powers as the Board of Directors designates from time to time.

Exhibit 3.1

(ii) Chief Executive Officer. The Chief Executive Officer has, subject to the oversight of the Board of Directors, general supervision, direction and control of the business and the officers, employees and agents of the Corporation. In the absence of the Chair of the Board, the Chief Executive Officer, if such officer is a director, presides at all meetings of the Board of Directors, unless the Board of Directors determines otherwise. The Chief Executive Officer must perform such other duties and will have such other powers as the Board of Directors designates from time to time.

(iii) President. Subject to the oversight of the Board of Directors and the supervision, control and authority of the Chief Executive Officer, the President has general supervision, direction and control of the business and the officers, employees and agents of the Corporation. The President must perform such other duties and will have such other powers as the Board of Directors designates from time to time.

(iv) Vice Presidents. The Vice Presidents (however designated and whether elected by the Board of Directors or appointed by the Chief Executive Officer) have the powers and must perform the duties that pertain to, or relate to, such Vice President’s designated job or business function and will have such other powers and must perform such other duties as the Board of Directors or the Chief Executive Officer designates from time to time.

(v) Secretary. The Secretary must keep, or cause to be kept, a book of minutes of all meetings of directors, committees of directors and stockholders. The Secretary must give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and must perform such other duties and will have such other powers as the Board of Directors designates from time to time. If the Secretary is unable, or refuses, to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors or the Chair of the Board may choose another officer to cause such notice to be given. The Secretary has custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, if there is one, has the authority to affix the same to any instrument requiring it and, when so affixed, such seal may be attested by the signature of the Secretary or by the signature of any Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing of his or her signature. The Secretary must see that all books, reports, statements, certificates or other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. It is the duty of the Assistant Secretaries to assist the Secretary in the performance of the Secretary’s powers and duties and generally to have such other powers and perform such other duties as may be delegated to them by the Board of Directors or the Chief Executive Officer.

(vi) Chief Financial Officer and Treasurer. Each of the Chief Financial Officer and the Treasurer controls, audits and arranges the financial affairs of the Corporation, consistent with the responsibilities delegated to each of them by the Corporation’s Chief Executive Officer or President. The Chief Financial Officer or Treasurer, as the case may be, receives and deposits all monies belonging to the

Exhibit 3.1

Corporation and pays out the same only in such manner as the Board of Directors may from time to time determine, and will have such other powers and must perform such other duties as the Board of Directors may require.

(c) Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation will take effect on the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation is not necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

ARTICLE V
Execution of Corporate Instruments and Voting of Securities Owned by the Corporation

Section 5.1 Execution of Corporate Instruments

(a) Determination by Board. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature will be binding upon the Corporation.

(b) Absence of Board Determination. Unless otherwise specifically determined by the Board of Directors or otherwise required by law or these Bylaws, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation and other corporate instruments or documents must be executed, signed or endorsed by the Chief Executive Officer, the President, the Chief Financial Officer, Treasurer or the Secretary, or by any Vice President (only with regard to such corporate instruments that pertain to or relate to such Vice President’s job or business function).

(c) Checks and Drafts. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation must be signed by such person or persons as are authorized by the Board of Directors.

(d) No Authority. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee has any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.2 Voting Securities Owned by the Corporation

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or the Chief Financial Officer and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such

Exhibit 3.1

officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI
Shares of Stock

Section 6.1 Form and Execution of Certificates

The shares of the Corporation will be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock may be uncertificated. Certificates for the shares of stock of the Corporation, if any, are to be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by certificate is entitled to have a certificate signed by or in the name of the Corporation by the Chair of the Board of Directors, the President or any Vice President, and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Any certificate may also contain such legend or other statement as may be required by law or by any agreement between the Corporation and the issuee thereof.

Section 6.2 Lost Certificates

A new certificate or uncertificated shares may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or uncertificated shares, the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it requires or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.3 Transfer Agents and Registrars

The Board of Directors may from time to time appoint one (1) or more transfer agents and registrars in one (1) or more cities; may require all certificates evidencing shares of stock of the Corporation to bear the signature of a transfer agent and registrar; and may provide that such certificates may be transferable in more than one city.

Exhibit 3.1

Section 6.4 Transfers

Transfers of record of shares of stock of the Corporation may be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares. The Corporation has the power to enter into and perform any agreement with any number of stockholders of any one (1) or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one (1) or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 6.5 Fixing Record Dates

(a) For Notice and Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date must not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date must, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders must be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date must not precede the date upon which the resolution fixing the record date is adopted, and which record date must be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose must be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.6 Registered Stockholders

The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
Notices

Section 7.1 Written Notice

Exhibit 3.1

Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice is deemed to be given at the time when the same is deposited in the United States mail.

Section 7.2 Notice by Electronic Transmission to Stockholders

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws is effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent is revocable by the stockholder by written notice to the Corporation. Any such consent is deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation will not invalidate any meeting or other action. Notice given pursuant to this section is deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or the agent of the Corporation that the notice has been given by a form of electronic transmission is, in the absence of fraud, prima facie evidence of the facts stated therein. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 7.3 Notice to Stockholders Sharing an Address

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation is effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom notice is given. Any consent is revocable by the stockholder by written notice to the Corporation. A stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, will be deemed to have consented to receiving the single notice.

Section 7.4 Waiver

Whenever any notice is required by the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, is deemed equivalent to notice. Attendance of a person at a meeting constitutes a waiver of notice of that meeting, except

Exhibit 3.1

when the person attends a meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation.

ARTICLE VIII
General Provisions

Section 8.1 Dividends

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 8.2 Fiscal Year

The fiscal year of the Corporation must be fixed by resolution of the Board of Directors.

Section 8.3 Corporate Seal

The corporate seal, if any, must have inscribed thereon the name of the Corporation and is to be in such form as may be approved from time to time by the Board of Directors.

Section 8.4 Forum for Adjudication of Certain Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (c) any action asserting a claim against the Corporation or any current or former director, officer, employee or agent of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time); (d) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine; or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

Exhibit 3.1

ARTICLE IX
Indemnification

Section 9.1 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation

Subject to Section 9.3, the Corporation must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 9.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation

Subject to Section 9.3, the Corporation must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her (including attorneys’ fees) in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs which the Delaware Court of Chancery or such other court deems proper.

Section 9.3 Authorization of Indemnification

Any indemnification under this Article IX (unless ordered by a court) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of

Exhibit 3.1

the present or former director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in Sections 9.1 or 9.2, as the case may be. Such determination must be made with respect to a person who is a director or officer at the time of such determination: (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 9.4 Good Faith Defined

For purposes of any determination under Section 9.3, a person is deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 9.4 means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 9.4 are not exclusive nor do they limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 9.1 or 9.2, as the case may be.

Section 9.5 Indemnification by a Court

Notwithstanding any contrary determination in the specific case under Section 9.3, and notwithstanding the absence of any determination thereunder, any present or former director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 9.1 and 9.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such director or officer has met the applicable standards of conduct set forth in Sections 9.1 or 9.2, as the case may be. Neither a contrary determination in the specific case under Section 9.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.5 must be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification will also be entitled to be paid the expense of prosecuting such application.

Exhibit 3.1

Section 9.6 Expenses Payable in Advance

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding must be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 9.7 Nonexclusivity of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by or granted pursuant to this Article IX are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 9.1 and 9.2 must be made to the fullest extent permitted by law. The provisions of this Article IX do not preclude the indemnification of any person who is not specified in Sections 9.1 or 9.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 9.8 Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

Section 9.9 Certain Definitions

For purposes of this Article IX, references to “the Corporation” include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the

Exhibit 3.1

Corporation” include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 9.10 Survival of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.11 Limitation on Indemnification

Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which will be governed by Section 9.5), the Corporation is not obligated to indemnify any present or former director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 9.12 Indemnification of Employees and Agents

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

Section 9.13 Enforceability

The provisions of this Article IX are applicable to all actions, suits or proceedings pending at the time or commenced after the adoption of this Article IX, whether arising from acts or omissions to act occurring, or based on claims asserted, before or after the adoption of this Article IX. If this Article IX or any portion hereof is invalidated on any ground by a court of competent jurisdiction, then the Corporation must nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in any judgment or settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IX that is not invalidated and to the full extent permitted by applicable law.

ARTICLE X
Amendments

Section 10.1 Bylaw Amendments

Exhibit 3.1

The Board of Directors has the concurrent power with the stockholders to adopt, amend or repeal these Bylaws; provided, however, that (a) these Bylaws may not be adopted, amended or repealed by the stockholders except as provided for by the Certificate of Incorporation; and (b) no Bylaw may be adopted by the stockholders which impairs or impedes the power of the Board of Directors under paragraph A of Article SEVENTH of the Certificate of Incorporation of the Corporation.